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                                                                 Exhibit 21.1



PRI Automation Taiwan, Ltd.                 Taiwan                      100%
PRI Automation, SARL                        France                      100%
PRI Automation Ireland, Inc.                Ireland                     100%
PRI Automation Korea, Inc.                  Korea                       100%
PRI Automation, LTD                         United Kingdom              100%
PRI Automation Israel, Inc.                 Israel                      100%
PRI Automation GmbH                         Germany                     100%
PRI Automation Pte, Ltd                     Singapore                   100%
Precision Robots FSC, Inc.                  U.S. Virgin Islands         100%
PRI Security Corporation                    Massachusetts               100%
Interval Logic Corporation                  Massachusetts               100%
PRI Automation, CA Inc.                     California                  100%
Equipe Japan, Ltd.                          Japan                       100%
Chiptronix Handling Systems, GmbH           Switzerland                 100%
PRI Switzerland, Inc.                       Massachusetts               100%
PRI Holdings, Inc.                          Massachusetts               100%
PRI International Holdings, Inc.            Massachusetts               100%
1325949 Ontario Inc.                        Canada                      100%
PRI Automation Canada                       Canada                      100%
MSISUB Inc.                                 Delaware                    100%
Promis Systems Corporation Ltd.             Hong Kong                   100%
Promis Systems Corporation (U.K.) Ltd.      United Kingdom              100%
Promis Systems GmbH I GR.                   Germany                     100%
Promis Systems Corp Singapore Pte. Ltd.     Singapore                   100%
PRI Korea, Ltd.                             Korea                        80%



     The subsidiaries listed are all included in the consolidated financial statements of the Company.